Exhibit 99.1

FOR IMMEDIATE RELEASE

Realty Finance Trust, Inc. Announces Formation of Special Committee
to Consider Strategic Transactions

NEW YORK – May 6, 2016 – Realty Finance Trust, Inc. (“RFT” or the “Company”), a publicly registered, non-traded real estate investment trust, today announced that the Company’s Board of Directors, with the unanimous agreement of all directors, has recently formed a special committee of the Board consisting exclusively of independent directors to consider exploring a potential strategic transaction with a related party, and granted the special committee the exclusive authority to consider, review, evaluate and, if appropriate, negotiate a strategic transaction on behalf of the Company. In addition, the Board of Directors granted the special committee the authority, when considering such strategic transaction, to solicit expressions of interest or other proposals for, and to consider, any alternative transactions. These transactions may include a possible sale or merger with one or more related or unrelated entities, listing the Company’s shares on a national exchange or the sale of assets.

The special committee has retained special legal counsel and is in the process of engaging a leading real estate investment banking group as financial advisor.

To date, the special committee has not engaged in any substantive discussions or negotiations related to the terms of a transaction with this related party or any other party. In addition, there has not been any exchange of information or any entry into non-disclosure agreements with any party. There are no assurances that the consideration of any strategic alternative will result in a transaction. RFT does not intend to comment on or disclose developments regarding the process unless it deems further disclosure is appropriate or required.

About Realty Finance Trust, Inc.

RFT is a publicly registered non-traded real estate investment trust that seeks to originate, acquire, and manage a diversified portfolio of commercial real estate debt investments secured by income-producing properties. RFT targets loans and securities – diversified by duration, geographic location, property type, ownership, and tenancy – that will serve as the foundations of a portfolio that produces cash distributions for its shareholders. RFT’s management and origination teams aim to invest where the demand for commercial real estate debt capital exceeds the supply of such capital.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in such forward-looking statements. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually identify any viable strategic transactions, execute any strategic transaction, or achieve the plans, intentions, or expectations (including enhancing shareholder value) disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Factors that might cause such differences include general business and market conditions, the Company’s business strategy and leverage, the Company’s ability to identify and implement any viable strategic transactions, and other factors included in RFT's reports filed with the Securities and Exchange Commission (“SEC”), particularly in the "Risk Factors" sections of RFT's latest Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016, as such Risk Factors may be updated from time to time in subsequent reports. RFT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

Tim Cifelli
President
DDCworks
tcifelli@ddcworks.com
(484) 342-3600